     As Filed with the Securities and Exchange Commission on August 31, 2001


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 RCN CORPORATION
               (Exact Name of Registrant as Specified in Charter)


       DELAWARE                                                22-3498533
(State or Other Jurisdiction                                 (I.R.S. Employer
of Incorporation                                             or Identification
Organization)                                                Number)

                               105 CARNEGIE CENTER
                           PRINCETON, NEW JERSEY 08540
                                 (609) 734-3700
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                                 RCN CORPORATION
                   1997 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)

                    JOHN J. JONES, EXECUTIVE VICE PRESIDENT,
                     GENERAL COUNSEL AND CORPORATE SECRETARY
                                 RCN CORPORATION
                               105 CARNEGIE CENTER
                           PRINCETON, NEW JERSEY 08540
                     (Name and address of agent for service)

                                 (609) 734-3700
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


                                   PROPOSED       PROPOSED
                                   MAXIMUM        MAXIMUM
                                   OFFERING       AGGREGATE
TITLE OF SHARES TO  AMOUNT TO BE   PRICE PER      OFFERING PRICE  AMOUNT OF
BE REGISTERED       REGISTERED     SHARE (1)      (1)             REGISTRATION FEE
   Common Stock     400,000            $3.475       $1,390,000         $347.50
 ($1.00 par value)


(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 (the "Act") on the basis of the last reported price of the registrant's Common Stock on August 30, 2001.

     Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register additional shares of Common Stock, $1.00 par value per share, of RCN Corporation (the "Company"), with respect to a currently effective Registration Statement on Form S-8 of the Company relating to certain employee benefit plans of the Company.

     The contents of the Registration Statement on Form S-8 as filed on October 17, 1997, Registration No. 333-38317, are incorporated by reference into this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the Common Stock registered hereunder has been passed upon for the Company by John J. Jones, Esq., 105 Carnegie Center, Princeton, New Jersey 08540. Mr. Jones is Executive Vice President, General Counsel and Corporate Secretary of the Company, and Mr. Jones owns 32,800 shares of Common Stock and options to purchase 176,600 shares of Common Stock. The aforementioned options to purchase include vested options to purchase 68,152 shares of Common Stock and unvested options to purchase 108,448 shares of Common Stock.

ITEM 8.  EXHIBITS.

      Exhibit No.     Description
      -----------     -----------
          5           Opinion of John J. Jones, Esquire

         23.1         Consent of Independent Accountants.

         23.2         Consent of John J. Jones, Esquire (included in Exhibit 5)

         24           Power of Attorney (See Signature Page at page 4)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Princeton, New Jersey, on August 30, 2001.


                                 RCN Corporation



                             By:  /s/ Timothy J. Stoklosa
                                 -----------------------------------------------
                                   Timothy J. Stoklosa, Executive Vice President and Chief Financial Officer, the principal financial officer

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David C. McCourt, Timothy J. Stoklosa and John J. Jones, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  August 30, 2001                    /s/ David C. McCourt
                                          --------------------------------------
                                          David C. McCourt, Chairman and
                                          Chief Executive Officer, the principal
                                          executive officer


Date:  August 30, 2001                    /s/  Timothy J. Stoklosa
                                          --------------------------------------
                                          Timothy J. Stoklosa, Executive Vice
                                          President and Chief Financial Officer,
                                          principal financial officer


Date:  August 30, 2001                    /s/  Ralph S. Hromisin
                                          --------------------------------------
                                          Ralph S. Hromisin, Senior Vice
                                          President and Chief Accounting
                                          Officer, principal accounting officer


Date:  August 30, 2001                    /s/  Michael A. Adams
                                          --------------------------------------
                                          Michael A. Adams, Director


Date:  August 30, 2001                    /s/  James Q. Crowe
                                          --------------------------------------
                                          James Q. Crowe, Director

Date:  August 30, 2001                     /s/  Alfred Fasola
                                          --------------------------------------
                                          Alfred Fasola, Director



Date:  August 30, 2001                     /s/  Stuart E. Graham
                                          --------------------------------------
                                          Stuart E. Graham, Director


Date:  August 30, 2001                     /s/  Edward S. Harris
                                          --------------------------------------
                                          Edward S. Harris, Director


Date:  August 30, 2001                     /s/  Richard R. Jaros
                                          --------------------------------------
                                          Richard R. Jaros, Director


Date:  August 30, 2001                     /s/  Michael J. Levitt
                                          --------------------------------------
                                          Michael J. Levitt, Director


 Date: August 30, 2001                     /s/  Thomas May
                                          --------------------------------------
                                          Thomas May, Director


Date:  August 30, 2001                     /s/  Thomas P. O'Neill, III
                                          --------------------------------------
                                          Thomas P. O'Neill, III, Director


Date:  August 30, 2001                     /s/  Eugene Roth
                                          --------------------------------------
                                          Eugene Roth, Director


Date:  August 30, 2001                     /s/  William D. Savoy
                                          --------------------------------------
                                          William D. Savoy, Director


Date:  August 30, 2001                     /s/  Walter Scott, Jr.
                                          --------------------------------------
                                          Walter Scott, Jr., Director


Date:  August 30, 2001                     /s/  Michael B. Yanney
                                          --------------------------------------
                                          Michael B. Yanney, Director